As filed with the Securities and Exchange Commission on November 5, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Surgery Partners, Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-3620923
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

310 Seven Springs Way, Suite 500 Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)
Surgery Partners, Inc. 2015 Omnibus Incentive Plan, as amended and restated effective January 1, 2020
(Full title of the plan)

Jennifer B. Baldock
Executive Vice President, Chief Administrative and Development Officer
Surgery Partners, Inc.
310 Seven Springs Way, Suite 500
Brentwood, Tennessee 37027
(Name and address of agent for service)
Telephone: (615) 234-5900
(Telephone number, including area code, of agent for service)

Copy to:
James H. Nixon III
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219
Telephone: (615) 244-6380

    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	3,500,000	$40.72	$142,520,000	$13,211.60

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminable number of additional shares of common stock that may become issuable pursuant to terms designed to prevent dilution resulting from share splits, share dividends or similar events.

(2)	Solely for the purposes of calculating the registration fee, the proposed maximum offering price per share is calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sale prices for the shares of common stock reported on The Nasdaq Global Select Market on October 29, 2021.

EXPLANATORY NOTE
This registration statement is being filed pursuant to General Instruction E to Form S-8 and relates to the registration of an additional 3,500,000 shares of common stock of Surgery Partners, Inc. (the “Registrant”) issuable pursuant to the Surgery Partners, Inc. 2015 Omnibus Incentive Plan, as amended and restated effective January 1, 2020, as amended. The contents of the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on October 6, 2015 (Reg. No. 333-207298) and August 12, 2019 (Reg. No. 333-233223), including all exhibits filed therewith or incorporated therein by reference, are incorporated herein by reference and made a part hereof, except as the same may be modified by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The Commission allows us to “incorporate by reference” information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The following documents, which have been filed by the Registrant with the Commission, are incorporated in this registration statement by reference:
(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020;
(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;
(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 29, 2021, March 2, 2021, April 20, 2021, May 5, 2021, May 18, 2021 and May 28, 2021 (other than information furnished pursuant to Item 2.02 or Item 7.01 of the Current Report on Form 8-K, unless expressly stated otherwise therein); and
(d) The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A, filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 28, 2015 (File. No. 001-37576), including any amendments or reports filed for the purpose of updating such descriptions.
All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of Surgery Partners, Inc., dated October 30, 2017 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 3, 2017).

4.2	Amended and Restated Bylaws of Surgery Partners, Inc., dated August 31, 2017 (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed September 1, 2017).
5.1	Opinion of Waller Lansden Dortch & Davis, LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1).
24	Power of Attorney (included on signature page).
99.1
Surgery Partners, Inc. 2015 Omnibus Incentive Plan, as amended and restated effective January 1, 2020 (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed August 5, 2020).

99.2
First Amendment to the Surgery Partners, Inc. 2015 Omnibus Incentive Plan, as amended and restated effective January 1, 2020 (incorporated herein by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed August 4, 2021).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, state of Tennessee, on November 5, 2021.

SURGERY PARTNERS, INC.

By:	/s/ J. Eric Evans
	Name:	J. Eric Evans
	Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Eric Evans and Jennifer B. Baldock as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE
November 5, 2021
/s/ J. Eric Evans	Chief Executive Officer, Director (Principal Executive Officer)
J. Eric Evans
November 5, 2021
/s/ Thomas F. Cowhey	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Thomas F. Cowhey
November 5, 2021
/s/ Wayne S. DeVeydt	Executive Chairman, Director
Wayne S. DeVeydt
November 5, 2021
/s/ John A. Deane	Director
John A. Deane
November 5, 2021
/s/ Teresa DeLuca, M.D.	Director
Teresa DeLuca, M.D.
November 5, 2021
/s/ Brent Turner	Director
Brent Turner
November 5, 2021
/s/ Andrew T. Kaplan	Director
Andrew T. Kaplan
November 5, 2021
/s/ Clifford G. Adlerz	Director
Clifford G. Adlerz
November 5, 2021
/s/ Patricia A. Maryland, Dr.PH	Director
Patricia A. Maryland, Dr.PH

November 5, 2021
/s/ T. Devin O’Reilly	Director
T. Devin O’Reilly
November 5, 2021
/s/ Blair E. Hendrix	Director
Blair E. Hendrix